Exhibit 4.1


                                WARRANT AGREEMENT

            WARRANT AGREEMENT (this "Agreement") dated as of December 13, 2002 between Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Co., a New York corporation, as warrant agent (the "Warrant Agent").

            WHEREAS, the Company and certain of the Initial Holders have entered into that certain Share Sale and Purchase Agreement, of even date herewith (the "Purchase Agreement"), by and among the parties thereto, pursuant to which, among other things, the Company has agreed to issue to the Holders (i) Warrants to purchase up to an aggregate of 7,000,000 shares of the Company's common stock, par value $0.10 per share, as evidenced by warrant certificates in the form attached hereto as Exhibit A (the "Class A Warrants") at the Class A Exercise Price and (ii) Warrants to purchase up to an additional 1,823,529 shares of the Company's common stock, par value $0.10 per share, as evidenced by warrant certificates in the form attached hereto as Exhibit B (the "Class B Warrants") at the Class B Exercise Price.

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exercise, exchange and replacement of the certificates representing the Warrants (as defined herein) (the "Warrant Certificates") and other matters provided herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            SECTION 1. Definitions. As used in this Agreement, the following terms, when capitalized, shall have the meanings assigned below:

            "Affiliate" means, with respect to any Person, any entity which controls such Person, any entity which such Person controls, or any entity which is under common control with such Person.

            "Business Day" means any day other than a Saturday, Sunday or legal holiday on which the commercial banks in the City of New York, Borough of Manhattan, are required or permitted by law to remain closed.

            "Class A Warrants" has the meaning specified in the preamble.

            "Class A Exercise Price" means US$20.00, as such price may be modified from time to time in accordance with the provisions herein.

            "Class B Warrants" has the meaning specified in the preamble.

            "Class B Exercise Price" means US$30.30, as such price may be modified from time to time in accordance with the provisions herein.

            "Common Stock" means the common stock, par value $0.10 per share, of the Company and any other security exchanged or substituted for such common stock or into which such common stock is converted in any recapitalization, reorganization, merger, consolidation, share exchange or other business combination transaction, including any reclassification consisting of a change in par value or a change from par value to no par value or vice versa.

            "Daily Market Price" for any trading day means the volume-weighted average of the per share selling prices on the New York Stock Exchange or other principal United States securities exchange or inter-dealer quotation system on which the relevant security is then listed or quoted or, if there are no reported sales of the relevant equity security on such trading day, the average of the high bid and low ask price for the relevant equity security on the last trading day on which such sale was reported or, if there are no high bid and low ask prices, the Daily Market Price shall be the per share fair market value of the relevant equity security as determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to a Majority of the Warrant Holders (in which case, only a single determination of value need be made by an investment banking firm, notwithstanding any provision in the Agreement requiring an average over more than one (1) trading day).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

            "Exercise Notice" has the meaning specified in Section 5.

            "Exercise Price" means the Class A Exercise Price (with respect to the Class A Warrants) or the Class B Exercise Price (with respect to the Class B Warrants).

            "Expiration Date" means 5:00 P.M. New York City time, December 13, 2012.

            "Holder" means the Initial Holders and their successors and permitted assigns who become holders of Warrants in a manner permitted under this Agreement, in each case until the relevant person ceases to be a Holder of Warrants in accordance with the provisions hereof.

            "Initial Holder" means the persons to whom or for whose benefit Warrants are issued under the terms of the Purchase Agreement and who are listed on Schedule I hereto, in each case until the relevant person ceases to be a Holder of Warrants in accordance with the provisions hereof. For the avoidance of doubt, the definition of Initial Holder shall include Phoenix Bermuda, an Affiliate of Phoenix.

            "Issue Date" means the date of this Agreement, which is the date as of which the Warrants are first being issued.

            "Majority of the Warrant Holders" means, at any relevant time, the Holders of Warrants that are exercisable for more than 50% of the Warrant Shares for which all outstanding Warrants are exercisable at such time.

            "Person" means any individual, corporation, partnership, limited liability company, trust, foundation, joint venture, association, joint stock company, unincorporated organization, government agency, estate or other entity of any nature.

            "Phoenix" means Phoenix Acquisition Company S.ar.l., a company organized under the laws of Luxembourg and an Initial Holder.

            "Phoenix Bermuda" means Phoenix Bermuda, LP, a Bermuda limited partnership and an Affiliate of Phoenix.

            "Purchase Agreement" has the meaning specified in the Preamble.

            "Regulation S" means Regulation S under the Securities Act, including any successor rule or regulation.

            "Rule 144" means Rule 144 under the Securities Act, including any successor rule or regulation.

            "Rule 144A" means Rule 144A under the Securities Act, including any successor rule or regulation.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

             "Transfer" means any disposition of any Warrants or of any interest therein, which would constitute a "sale" within the meaning of the Securities Act.

            "Transfer Agent" has the meaning specified in Section 10.

            "Transfer Document" has the meaning specified in Section 4.

            "Warrants" means Class A Warrants or Class B Warrants, subject to adjustment as specified in this Agreement.

            "Warrant Agent" has the meaning specified in the preamble.

            "Warrant Certificates" has the meaning specified in the preamble.

            "Warrant Register" has the meaning specified in Section 3.

            "Warrant Shares" means shares of Common Stock issuable or issued upon exercise of the Warrants, which shall be subject to adjustment as specified in this Agreement.

            Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

          SECTION 2. Warrant Certificates.

          (a) Initial Issuance. Promptly following the execution of this Agreement, the Company shall deliver to the Warrant Agent a list of the names of the Initial Holders and the number and class of Warrants to which each Initial Holder is entitled, totaling, in the aggregate, Warrants to issue 8,823,529 shares of Common Stock. The Company shall deliver to the Warrant Agent, along with this Agreement, a sufficient number of duly executed Warrant Certificates. The Warrant Agent is hereby authorized by the Company to promptly issue and deliver (i) the Class A Warrants, as evidenced by warrant certificates in the form attached hereto as Exhibit A, to purchase the number of shares of Common Stock of the Company as set forth in the Purchase Agreement and (ii) the Class B Warrants, as evidenced by warrant certificates in the form attached hereto as Exhibit B, to purchase the number of shares of Common Stock of the Company as set forth in the Purchase Agreement. The Warrant Certificates requested by the Company shall be completed and countersigned by the Warrant Agent and promptly delivered to the Company to be mailed or delivered to the Holders pursuant to the terms hereof.

          (b) Forms of Warrant Certificates. Each Warrant Certificate to be delivered pursuant to the Purchase Agreement, and any additional Warrant Certificate that may be issued upon partial exercise, replacement or transfer of any Warrant, shall be in registered form only and shall be substantially in the form set forth in Exhibit A hereto (if such Warrant is a Class A Warrant) or Exhibit B (if such Warrant is a Class B Warrant) (including the form of election and the form of assignment). A single Warrant Certificate may evidence the issuance to a holder thereof of more than one Warrant; provided, however, that Class A Warrants and Class B Warrants may not be evidenced together by the same certificate. Warrants may be divided or combined with other Warrants owned by the same Holder upon presentation at the office of the Warrant Agent, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder thereof or its agent or attorney. As to any such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined.

          (c) Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by the Chairman or Vice Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal, and countersigned by an authorized officer of the Warrant Agent. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman or Vice Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman or Vice Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

          (d) Rights Conferred. Each Class A Warrant shall evidence the right to purchase one share of Common Stock at the Class A Exercise Price of $20.00 (subject to adjustment as described herein). Each Class B Warrant shall evidence the right to purchase one share of Common Stock at the Class B Exercise Price of $30.30 (subject to adjustment as described herein). Following the Expiration Date, any Warrant not previously exercised shall be null and void.

          SECTION 3. Warrant Register. The Warrant Agent shall number and register the Warrant Certificates in a register (the "Warrant Register") as they are issued. The Company may deem and treat such registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

          SECTION 4. Transfers.

          (a) Restrictions on Transfer. Each Holder agrees that any proposed Transfer of any Warrant may be effected only (1)(w) inside the United States (I) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, (II) in accordance with Rule 144 or (III) pursuant to another exemption from the registration requirements of the Securities Act, (x) to the Company, (y) outside the United States (I) to a non-U.S. person (within the meaning of Regulation S) in a transaction meeting the requirements of Regulation S or (II) pursuant to another exemption from the registration requirements of the Securities Act or (z) pursuant to an effective registration statement and
(2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. Each Holder agrees to notify any purchaser of the resale restrictions set forth above.

          (b) Requirements Prior to Transfer. Prior to any Transfer or proposed Transfer of any restricted Warrants, the Holder thereof shall deliver written notice, a form of which is attached hereto, to the Company and the Warrant Agent of such holder's intention to effect such transfer. If the Transfer or proposed Transfer is pursuant to clause (1)(w) or (1)(y) of the first sentence of the preceding paragraph, then upon receipt of such notice, the Company may request any or all of the following (each, a "Transfer Document") in a form reasonably acceptable to the Company:

            (i) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant;

            (ii) an agreement by such transferee, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Section 4 relating to the transfer of such Warrant; and

            (iii) an opinion of counsel with expertise in securities law matters reasonably satisfactory to the Company that such Transfer complies with applicable securities laws.

            If the Company requests any Transfer Document(s), it shall do so as promptly as practicable following receipt of the Holder's notice of intention to Transfer. The Company shall thereafter cause the Transfer to be recorded and a certificate or other evidence of ownership in the name of the transferee to be delivered as soon as practicable after it has received Transfer Documents complying with the terms of this Section 4(b).

          (c) Legend. The Holders agree that each Warrant Certificate shall bear a legend to the following effect:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

The foregoing legend shall be in addition to any other legend required by law.

          (d) Termination of Restrictions. The restrictions referenced in
Section 4(a), 4(b), and 4(c) of this Agreement, including the legend, shall cease and terminate as to any particular Warrants or Warrant Certificates when
(x) such Warrants or Warrant Shares have been transferred in a transaction pursuant to Rule 144 or a registration statement or (y) in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act and applicable state securities laws. Whenever such restrictions shall cease and terminate as to any Warrants, the Holder of such Warrants shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any person other than the registered Holder thereof), new certificates for a like number of Warrants not bearing the relevant legend(s) set forth in Section 4(c).

          (e) Registration of Warrants. The Warrant Agent shall from time to time register the Transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender thereof accompanied by a written instrument or instruments of transfer in the form set forth herein, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of

Transfer, the Warrant Agent shall issue a new Warrant Certificate to the transferee(s), and the surrendered Warrant Certificate shall be canceled and disposed of by the Warrant Agent. If less than all of the Warrants represented by a Warrant Certificate are Transferred, the Warrant Agent shall issue to the Holder a Warrant Certificate representing the remaining Warrants.

          (f) Transfer from Phoenix to Phoenix Bermuda. Upon notice by Phoenix to the Company that it intends to Transfer all or part of the Warrants that it holds to Phoenix Bermuda, which the parties anticipate will take place within a reasonably short period of time after the date of this Agreement, the Company shall cause, as soon as practicable after it has received such notice, such Transfer to be recorded and a certificate or other evidence of ownership in the name of Phoenix Bermuda to be delivered to Phoenix Bermuda (or such other entity as Phoenix Bermuda may direct). Such Transfer shall not be required to comply with the terms of Section 4(b) above.

          SECTION 5. Exercise of Warrants.

          (a) Exercise. A Warrant may be exercised upon surrender to the Warrant Agent (at its office designated for such purpose, the initial address of such office being listed in Section 15 hereof) of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase attached hereto (the "Exercise Notice") duly filled in and signed, together with any documentation or opinion reasonably required by the Company or the Warrant Agent specified in Section 5(b) below, and (except as provided in Section 5(e)) upon payment to the Company of the applicable Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of such aggregate Exercise Price shall be made by wire transfer to an account of the Company or by certified or official bank check to the order of the Company. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Warrant Agent. Each Warrant initially shall be exercisable for one share of Common Stock, subject to adjustment as provided herein.

          (b) Certain Conditions of Exercise. Unless the issuance of Warrant Shares upon exercise of the Warrants shall have been registered under the Securities Act, the Warrants may only be exercised pursuant to an exemption from registration under the Securities Act (which in the case of non-U.S. persons may be pursuant to Regulation S). As a condition of any proposed exercise of the Warrants in these circumstances, if requested by the Company, the Holder shall deliver to the Company (i) an agreement by the Holder (or any transferee of the Holder if the Warrant Shares are to be issued in a name other than the name in which the Warrant Certificate is registered), in form and substance reasonably satisfactory to the Company, to the effect that the Warrant Shares may not be transferred except pursuant to an exemption from registration under the Securities Act and (ii) an opinion of counsel with expertise in securities law matters reasonably satisfactory to the Company that such exercise complies with applicable securities laws. In addition, the Holders agree that each certificate representing the Warrant Shares shall bear a legend to the effect recited in
Section 4(c). If the Warrant Shares are issued without registration, they shall be subject to the same restrictions and have the same rights with respect to termination of restrictions as provided with respect to the Warrants under
Section 4.

          (c) Exercise in Whole or in Part. The Warrants represented by a Warrant Certificate shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrants represented thereby at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered by the Warrant Agent pursuant to the provisions of this Section and of Section 2 hereof.

          (d) Issuance of Warrant Shares. Subject to the provisions of this Agreement (including, but not limited to Section 5(e)), upon such surrender of the Warrant Certificates and receipt of the Exercise Price, the Company shall issue and cause to be delivered to or upon the written order of the Holder and, subject to Section 5(b) above, in such name or names as the Warrant Holder may designate, a certificate or certificates or other evidences of ownership for the aggregate number of fully paid and nonassessable Warrant Shares issuable upon the exercise of such Warrants together with payment of the applicable Exercise Price. The stock certificate or certificates representing such Warrant Shares shall be delivered in such denominations as may be specified in the Exercise Notice received by the Company and shall be registered in the name of such holder or in such other name or names as shall have been designated in the Exercise Notice. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

          (e) Exercise in Connection with Certain Transfers. If a Holder or Holders shall sell Warrant Shares in an underwritten offering, the Company shall cooperate with the Holders and the underwriters for such offering so that the Warrants may be exercised and the Warrant Shares delivered to the underwriters for sale in the offering and, upon consummation of the offering, the underwriters shall deliver the Exercise Price for the Warrants to the Company out of the proceeds of the offering. If an Initial Holder (or any of its Affiliates) shall arrange to sell Warrant Shares in a block trade, upon reasonable notice to the Company, the Company shall cooperate with the Holder (or such Affiliate) and the broker in the trade so that the Warrants may be exercised and the Warrant Shares delivered to the broker and, upon consummation of the trade, the broker shall deliver the Exercise Price for the Warrants to the Company. "Block trade" for this purpose means the disposition at a single time in a single transaction by one or more Initial Holders (or such Affiliates) of not less than 1,000,000 Warrant Shares (or the equivalent thereof) in the aggregate to one or more institutional investors or purchasers procured by a broker on behalf of such Initial Holders (or such Affiliates). Such number of Warrant Shares shall be subject to adjustment as provided for pursuant to
Section 11. "Institutional investor" means any insurance company, pension fund, mutual fund, investment company, commercial bank or investment bank, or any portfolio managed by any of the foregoing. The rights of an Initial Holder under this paragraph shall not be assignable to any transferee of the Warrants other than to its Affiliates.

          SECTION 6. Specific Limitations on the Rights of Warrant Holders. Prior to the exercise of the Warrants, except as may be specifically provided for herein and, without prejudice to Section 11(b)(ii) hereof, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Stock, including, without limitation, the right to vote at or receive any notice of any meetings of stockholders; (ii) the consent of any such

Holder shall not be required with respect to any action or proceeding of the Company; (iii) no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

          SECTION 7. Exercise Period; Expiration.

          (a) Exercise Period. Each Warrant shall be exercisable at any time during the period from and after (i) in the case of any Holder other than an Initial Holder or an Affiliate of an Initial Holder, the Issue Date and (ii) in the case of an Initial Holder or an Affiliate of an Initial Holder, the first anniversary of the Issue Date, in each case, until its respective Expiration Date.

          (b) Expiration. Any Warrant not exercised prior to its respective Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

          SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          SECTION 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Warrant Agent shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, and may in its discretion require evidence reasonably satisfactory to it of such loss, theft or destruction of such Warrant Certificate and indemnity reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may require.

          SECTION 10. Covenants of the Company.

          (a) Reservation of Warrant Shares. The Company will at all times reserve and keep available, out of the aggregate of its authorized but unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants shall be authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder.

          (b) Due Issuance. Warrant Shares, when issued pursuant to the terms and conditions hereof, shall be duly and validly issued and fully-paid and non-assessable, and free from all liens, encumbrances and other charges thereon.

          (c) Authorizations. Before taking any action which would result in an adjustment in the number of shares of Common Stock, the Company shall obtain all authorizations or exemptions thereof, or consents thereto, as may be required by law, except where failure to do so would not result in a material adverse effect on the rights of the Holders or the Company.

          (d) Listing. The Company will list or cause to have quoted such Common Stock issuable upon exchange of the Warrants on each securities exchange or such other market on which the Common Stock is then listed or quoted.

          SECTION 11. Adjustment of Number of Warrant Shares and Exercise Price. The number of Warrant Shares issuable upon the exercise of each Warrant and its Exercise Price are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

          (a) Declaration of Stock Dividend, Splits, Reverse Splits or Reclassification or Reorganization; Other Distributions

            (i) In case the Company shall declare any dividend or other distribution upon its outstanding shares of Common Stock payable in Common Stock or shall subdivide its outstanding shares of Common Stock into a greater number of shares, then the number of shares of Common Stock which may thereafter be purchased upon the exercise of any Warrant shall be increased in proportion to the increase in the number of shares of Common Stock outstanding through such dividend, other distribution, or subdivision and the Exercise Price per share shall be decreased in such proportion such that the amount payable to the Company upon the exercise of a Warrant shall be the same after such adjustment as before such adjustment. In case the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares, the number of shares of Common Stock which may thereafter be purchased upon the exercise of any Warrant shall be decreased in proportion to the decrease in the number of shares of Common Stock outstanding through such combination and the Exercise Price per share shall be increased in such proportion such that the amount payable to the Company upon the exercise of a Warrant shall be the same after such adjustment as before such adjustment. The Company shall cause a notice to be mailed to each Holder at least ten (10) Business Days prior to the applicable record date for the activity covered by this Section 11(a)(i). The Company's failure to give the notice required by this Section 11(a)(i) or any defect therein shall not affect the validity of the activity covered by this Section 11(a)(i). Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

            (ii) In case the Company shall at any time (including in connection with any merger, consolidation or sale of all or substantially all the assets of the Company in which Section 11(d) hereof is not applicable)
          (i) issue any evidence of indebtedness, shares of its stock or any other securities to all holders of shares of Common Stock by reclassification of its shares of Common Stock, (ii) distribute any rights, options or warrants to purchase or subscribe for any evidence of indebtedness, shares of its stock (other than distributions for which adjustment may be made pursuant to Section 11(b) or Section 11(e)) or any other securities to all holders of shares of Common Stock, (iii) distribute cash (other than regular quarterly or semi-annual cash dividends) or other property to all holders of shares of Common Stock, or (iv) issue by means of a capital reorganization other securities of the Company in lieu of the Common Stock or in addition to the Common Stock, then the Warrant shall be adjusted so that the Warrant shall be exercisable into the kind and number of shares or other securities of the Company or the successor entity or cash or other property as that the Holder would have owned or have been entitled to receive after the happening of the event described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. The Company shall cause a notice to be mailed to each Holder at least ten
          (10) Business Days prior to the applicable record date for the activity covered by this Section 11(a)(ii). The Company's failure to give the notice required by this Section 11(a)(ii) or any defect therein shall not affect the validity of the activity covered by this
          Section 11(a)(ii). Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

            (iii) An adjustment made pursuant to this Section 11(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) Adjustment for Rights Issuance.

            (i) (A) In case the Company shall at any time distribute any rights, options or warrants to all holders of Common Stock entitling them, for a period expiring sixty (60) days or less after the date of determination of the stockholders entitled to receive such rights (the "Record Date") (or any longer period resulting from the extension of the exercise period which is announced following the time that the rights, options or warrants are first issued) for such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than ninety percent (90%) of the Daily Market Price of the Common Stock on the Record Date, then the number of shares issuable upon exercise of each Warrant immediately prior thereto shall be adjusted in accordance with the formula:

     N =  No x  (O  +  A)/  (O + (C/M))
      where:

      N    =  the adjusted number of Warrant Shares issuable upon exercise of such Warrant.

      No   =  the number of Warrant Shares issuable upon exercise of such
              Warrant prior to such adjustment.

      O    =  the number of shares outstanding immediately prior to the issuance of such rights, options or warrants as referred to in this Section
              11(b)(i)(A).

      A    =  the maximum number of shares issuable pursuant to such rights, options or warrants as referred to in this Section 11(b)(i)(A).

      C    =  the aggregate consideration receivable by the Company for the issuance of Common Stock upon exercise of such rights, options or warrants as referred to in this Section 11(b)(i)(A).

      M    =  the average of the Daily Market Prices of the Common Stock for the
              ten (10) consecutive trading days immediately preceding the Record
              Date.


      Provided that, in no adjustment shall N be less than No.

              (B) If any adjustment is made to increase the number of shares issuable upon exercise of any Warrant pursuant to this Section 11(b), the Exercise Price per share of such Warrant shall be correspondingly decreased, such that the amount payable to the Company upon the exercise of a Warrant shall be the same after such adjustment as before such adjustment. The adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11(b) applies. If less than all of such rights, warrants or options have been exercised when such rights, warrants or options expire, then the number of shares issuable upon the exercise of each Warrant and corresponding adjustment to the Exercise Price of each such Warrant shall promptly be readjusted to the number of shares issuable upon the exercise of each Warrant and the Exercise Price that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

            (ii) In case the Company shall at any time distribute any rights, options or warrants to all holders of Common Stock entitling them, for a period expiring more than sixty (60) days after the Record Date therefor (excluding any rights, options or warrants originally issued with an exercise period of sixty
(60) days or less, which, by virtue of one or more extensions, expire more than sixty (60) days after the Record Date therefor), to purchase or subscribe for shares of Common Stock at a price per share less than ninety percent (90%) of the Daily Market Price of the Common Stock as of such Record Date, then the Company shall similarly distribute such rights, options or warrants to the

Holders on such Record Date (without any exercise of Warrants by Holders) as if such Holders had exercised their Warrants immediately prior to the Record Date.

            (c) Liquidation, Dissolution or Winding Up. Notwithstanding any other provisions hereof, in the event of the liquidation, dissolution, or winding up of the affairs of the Company (other than in connection with a consolidation, merger or sale or conveyance of all or substantially all of its assets or a Change or Spin-Off), the right to exercise this Warrant shall terminate and expire at the close of business on the last full business day before the earliest date fixed for the payment of any distributable amount on the Common Stock. The Company shall cause a notice to be mailed to each Holder at least ten (10) Business Days prior to the applicable record date for such payment stating the date on which such liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such liquidation, dissolution or winding up, and that each Holder may exercise outstanding Warrants during such ten (10) Business Day period and, thereby, receive consideration in the liquidation on the same basis as other previously outstanding shares of the same class as the shares acquired upon exercise. The Company's failure to give notice required by this Section 11(c) or any defect therein shall not affect the validity of such liquidation, dissolution or winding up. Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

            (d) Merger, Consolidation, Etc.

            (i) In any event when (A) any person (the "Acquirer") directly or indirectly acquires the Company in a transaction in which the Company is merged with or into or consolidated with another person or (B) the Company sells or conveys all or substantially all of its assets to another person (unless, subsequent to such merger, consolidation or other transaction, the Company is the surviving entity and has reporting obligations under the Exchange Act as a result of having common equity securities outstanding, in which case, this Section shall not apply with respect to such merger, consolidation or other transaction)(such merger, consolidation or other transaction referred to hereinafter as a "Change"), then, upon exercise of each Warrant at any time after the consummation of the Change but prior to the Expiration Date, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Change, the Holder shall be entitled to receive such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which such Holder would have been entitled to receive after the happening of such Change had such Warrant been exercised immediately prior to such Change.

            (ii) Notwithstanding the foregoing, but subject to the following sentence, if a Holder of a Warrant so elects by giving written notice thereof to the Company on or before the day immediately preceding the date of the consummation of such Change, the Holder shall not be required to make any payment upon exercise of the Warrant, and shall be entitled to receive from the Company or the Acquirer (in lieu of the adjustment provided for in Section 11(d)(i) above) a cash amount equal to the Black-Scholes Value of the Warrant (the "Cash-Out Option") upon surrender of the Warrant Certificate representing such Warrant. The right of a Holder to elect the Cash-Out Option shall not be available if

                  (A)   the payment or offering of any Cash-Out Option would

                        (x) in the reasonable opinion of counsel to the Company, prevent a Change from otherwise being treated as a tax-free reorganization; or

                        (y) in the reasonable opinion of counsel or accountants to the Company, prevent a Change from being accounted for using a pooling of interests accounting method or other similar accounting method, if any, under US GAAP which would otherwise be available; and

                  (B) the payment of the Cash-Out Option in the form of securities of the Acquirer, as described below, would not preserve such tax or accounting treatment.

       If the payment of the Cash-Out Option in the form of Acquirer securities issued to the Company's stockholders in the Change (the "Acquirer Securities") would preserve the tax or accounting treatment of the Change, the Holders shall have the right to elect the Cash-Out Option, but only in the form of Acquirer Securities. In such case,

                  (1) the Cash-Out Option will be payable in the Acquirer Securities; and

                  (2) the number of securities payable to the Holder on exercise of the Cash-Out Option will equal (x) the dollar amount of the Cash-Out Option divided by (y) the per share (or other unit) fair market value of the securities in which the Cash-Out Option is payable.

      "Fair market value" for this purpose means the average Daily Market Price of the securities of the Acquirer for the first ten (10) consecutive trading days immediately preceding but not including the date of effectiveness of the Change; provided, however, that if the securities of the Acquirer are not listed or traded on an exchange or interdealer quotation system, then the "fair market value" of such securities shall be determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to a Majority of the Warrant Holders. If the Holders of the Warrants do not have the right to elect the Cash-Out Option provided in Section 11(d)(ii) herein, the adjustment provided for in Section 11(d)(i) above shall apply.

            (iii) Notwithstanding the foregoing, in the case of any such Change where,

          (A) the Acquirer is a company with reporting obligations under the Exchange Act with respect to common equity securities (such common equity securities being referred to herein as the "Acquirer Shares"), and

          (B) the Acquirer is offering as consideration with respect to the Change a combination of Acquirer Shares and cash or other consideration,

if a Holder of a Warrant so elects by giving written notice thereof to the Company on or before the day immediately preceding the effective date of such Change, then, in lieu of the adjustment to the Warrant provided under Section 11(d)(i), upon the consummation of the Change and surrender of the Certificate representing the Warrant, the Holder shall receive (x) a warrant (an "Acquirer Warrant") exercisable for Acquirer Shares, in an amount and for an exercise price calculated as described below, and (y) a cash amount, calculated as described below (the "Adjusted Cash-Out Option"). The terms of the Acquirer Warrants shall be identical to the terms of the Warrants mutatis mutandis, except that the exercise price and the number of securities issuable upon the exercise of the Acquirer Warrants (subject to adjustment as provided therein) shall be determined as provided below:

      the Exercise Price of the Acquirer Warrants shall be calculated as follows:
      Ew = (Eo x (Pa/Pt)) where:
      Ew = the adjusted Exercise Price of the Acquirer Warrants.
      Eo = the Exercise Price of the Warrants immediately prior to such adjustment.
      Pt = the average of the Daily Market Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the effective date of the Change.
      Pa = the fair market value per share of the Acquirer Shares. As used in this formula, "fair market value" shall mean the average Daily Market Price of the Acquirer Shares for the ten (10) consecutive trading days immediately preceding the effective date of the Change.

      The number of Acquirer Shares issuable upon exercise of an Acquirer Warrant shall be calculated as follows:

      N = a x No

      where:

      N  = the number of shares issuable by the Acquirer upon exercise of the
           Acquirer Warrant.
      a = the number of Acquirer Shares delivered in the Change to holders of Common Stock for each share of Common Stock.

      No = the number of Warrant Shares issuable upon exercise of the original
           Warrant in exchange for which the Acquirer Warrant was issued.


      If the Holders of Common Stock may elect to receive in the Change Acquirer Shares, cash or other consideration, or a combination of Acquirer Shares and cash or other consideration as selected by the Holders (whether or not subject to proration), then the number of Acquirer Shares delivered in the Change for each share of Common Stock shall be determined, for purposes of the preceding formula and the determination below of the amount of the Adjusted Cash-Out Option, as follows:

      a  =  Nas/Nts

      where

      Nas = the aggregate number of Acquirer Shares delivered in the Change to holders of Common Stock. Nts = the total number of shares of Common Stock outstanding immediately prior to the effectiveness of the Change and exchanged for consideration in the Change.


      The amount of the Adjusted Cash-Out Option for a Warrant shall be calculated as follows:

      AC = BSw x (1-((a x Pa) /C ))

      where the symbols previously defined in this Section have their previously defined meanings and:

      AC  =  the amount of the Adjusted Cash-Out Option of the Warrant

      BSw = the Black-Scholes Value of the Warrant, ignoring the effect of the Change, as determined pursuant to (iv) below.

      C   =  the total fair market value of the consideration delivered in the
             Change to Holders of Common Stock for each share of Common Stock.
             For purposes of determining this amount--

                  (A) the fair market value of the component of the consideration consisting of Acquirer Shares shall equal
                        (x) the average Daily Market Price of the Acquirer Shares for the first ten (10) consecutive trading days immediately preceding the effective date of the Change multiplied by (y) the number of Acquirer Shares delivered in the Change for each share of Common Stock;

                  (B) the fair market value of any cash component shall be the amount of the cash delivered in the Change for each share of Common Stock; and

                  (C) the fair market value of any other consideration delivered in the Change for each share of Common Stock shall be as determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to a Majority of the Warrant Holders.

      The right to make the election to receive Acquirer Shares and the Adjusted Cash-Out Option as provided in this Section 11(d)(iii) shall be subject to the same limitations as provided in Section 11(d)(ii)(A) and (B) above regarding the right to elect the Cash-Out Option; provided, however, that if the payment of the Adjusted Cash-Out Option in the form of Acquirer Securities would preserve the tax or accounting treatment of the Change, the election may be exercised with the Adjusted Cash-Out Option being paid in Acquirer Securities as provided in clauses (1) and (2) of Section 11(d)(ii).


            (iv) As used herein, "Black-Scholes Value" of the Warrants, shall be determined on the basis of the Black-Scholes methodology by an investment banking firm of national reputation and standing, selected by the Company and reasonably acceptable to a Majority of the Warrant Holders; provided, however, that no Black-Scholes Value of a Warrant shall exceed the Daily Market Price of the Common Stock on the day immediately preceding the Change. For purposes of applying the Black-Scholes methodology, (i) the price per share of the Common Stock shall be deemed to be the average of the Daily Market Prices for the ten (10) full trading days ending ten (10) trading days prior to the first public announcement of the Change, and
      (ii) the methodology shall be applied as if the relevant Change had not occurred.

            (v) The Company shall give written notice of any Change to each Holder, in accordance with Section 15 hereof, at least ten (10) Business Days prior to the effective date of the Change; provided, however, that if either Section 11(d)(ii) or (iii) is applicable, one or more notices shall be given to the Holders sufficiently in advance of the Change to allow for selection of the investment banking firm referred to in the previous paragraph and for notice to the Holders of the Black-Scholes Value at least ten (10) Business Days prior to the effective date of the Change. The Company's failure to give notice required by this Section 11(d) or any defect therein shall not affect the validity of the Change covered by this
      Section 11(d). However, if the Company fails to give notice, the responsibilities of the Company with respect to this Section 11(d) shall be assumed by the Acquirer and nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

            (e) Spin-Off.

            (i) In case the Company shall at any time pay a dividend or make a distribution to all holders of its Common Stock consisting of the capital stock of any class or series, or similar interests, of or relating to a subsidiary or other business unit of the Company (such transaction, a "Spin-Off"; such capital stock or other interests, the "Spin-

      Off Shares"; and such subsidiary or business unit, the "Spin-Off Company"), then each holder of a Warrant outstanding and unexercised on the date of the Spin Off shall become entitled to a spin-off warrant ("Spin-Off Warrants") evidencing a right to purchase a number of shares of capital stock of the Spin-Off Company that the Holder would have received had the Holder exercised such Warrants immediately prior to the record date for the Spin-Off (the "Spin-Off Record Date"); provided, however, that in the event that the distribution of Spin-Off Shares to the Holders would, in the reasonable opinion of counsel to the Company, (y) prevent the tax-free nature of such Spin-Off or (z) require registration with the SEC in circumstances where registration would not otherwise be required, then at the election of the Company, either (y) the Holders shall not receive Spin-Off Warrants pursuant to this Section 11(e)(i) and the Warrants shall instead be adjusted pursuant to the terms of Section 11(e)(ii) or (z) the Holders shall receive Spin-Off Warrants as contemplated above in this Section 11(e)(i). The terms of the Spin-Off Warrants shall be identical to the terms of the Warrants mutatis mutandis, except that the exercise price of a Spin-Off Warrant (subject to adjustment as provided therein) shall be determined by the following formula:

                          Es = Eo x Ps / (Pp+ (r x Ps))

      where:

      Es  =   the Exercise Price per Spin-Off Share of the Spin-Off Warrants.

      Eo  =   the Exercise Price per share of Common Stock of the relevant
              Warrant immediately prior to adjustment for the relevant Spin-Off.

      Pp  =   the average of the Daily Market Prices of the Common Stock for the
              ten (10) full consecutive trading days following the date on which the Spin-Off is consummated.

      r   =   the number of Spin-Off Shares (which may be one or a fraction less than or greater than one) distributed pursuant to the Spin-Off in respect of each share of Common Stock.

      Ps  =   the fair market value per share of the Spin-Off Shares. As used in this section, "fair market value" shall mean the average Daily
              Market Price of the Spin-Off Shares for the first ten (10) consecutive trading days following the date on which the Spin-Off is consummated; provided, however, that if such distributed securities do not begin trading within two trading days of the consummation of such Spin-Off or do not trade for at least ten
              (10) consecutive trading days within twenty (20) days after the Spin-Off, then the "fair market value" of such distributed securities shall be determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to a Majority of the Warrant Holders on the Spin-Off Record Date.

                  Following the Spin-Off, the Exercise Price of each Warrant shall be adjusted in accordance with the following formula:

                          En = Eo x Pp / (Pp+ (r x Ps))

      where:

      En  =   the adjusted exercise price per share of Common Stock of the
              Warrants.

      (with the other symbols in such formula having the meanings specified in the preceding formula).

              (ii) In case the Company shall engage in a Spin-Off, and Section 11(e)(i) shall not be available to the Holders as a result of the proviso in the first paragraph of Section 11(e)(i), then the Holders shall not receive Spin-Off Warrants and instead the number of shares issuable upon the exercise of each Warrant immediately prior thereto shall be adjusted in accordance with the formula:

              N = No x (Pp + (Ps x r))/Pp

      where:

      N  =    the adjusted number of Warrant Shares issuable upon exercise of such Warrant.

      No = the number of Warrant Shares issuable upon exercise of such Warrant prior to such adjustment.

      Pp = the average of the Daily Market Prices of the Common Stock for the ten (10) full consecutive trading days following the date on which the Spin-Off is consummated.

      Ps = the average Daily Market Price of the Spin-Off Shares for the first ten (10) full consecutive trading days following the date on which the Spin-Off is consummated; provided, however, that if such distributed securities do not begin trading within two trading days of the consummation of such Spin-Off or do not trade for at least ten (10) consecutive trading days within twenty (20) days after the Spin-Off, then this quantity shall mean the "fair market value" per share of the Spin-Off Shares as of the date the Spin-Off is consummated, determined by an investment banking firm of national reputation and standing selected by the Company and acceptable to a Majority of the Warrant Holders on the Spin-Off Record Date.

      r  =    the number of Spin-Off Shares (which may be one or a fraction less than or greater than one) distributed pursuant to the Spin-Off in respect of each share of Common Stock.

                  If any adjustment is made to increase the number of Warrant Shares issuable upon exercise of any Warrant pursuant to this Section 11(e)(ii), the Exercise Price per share of such Warrant shall be adjusted in accordance with the following formula.

            En = Eo x (No/N)


      Where:

      En  =   the adjusted exercise price per share of Common Stock of the
              Warrants.

      Eo  =   the Exercise Price per share of Common Stock of the relevant
              Warrant immediately prior to adjustment for the relevant Spin-Off.

      (with the other symbols in such formula having the meanings specified in the preceding formula).

              (iii) An adjustment made pursuant to Section 11(e)(ii) shall become effective immediately after the determination of the adjusted number of Warrant Shares issuable upon exercise of the Warrants, retroactive to the date for the Spin-Off.

              (iv) The Company shall give written notice of any Spin-Off, in accordance with Section 15 hereof, at least ten (10) Business Days prior to the Record Date therefor. The Company's failure to give notice required by this Section 11(e)(iv) or any defect therein shall not affect the validity of the Spin-Off covered by this Section 11(e). Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

              (f) Good Faith Determination.

              (i) Subject to the following clause (ii), any determination as to whether an adjustment or limitation of exercise is required pursuant to this Section 11 (and the amount of any adjustment) shall be binding upon the Holders and the Company if made in good faith by the board of directors of the Company.

              (ii) If a Majority of the Warrant Holders shall object to any determination of the board of directors of the Company within ten (10) Business Days of receipt of notice of such determination, then such determination shall be referred to a national independent accounting firm in the United States (the "Accounting Firm") selected by the Company and reasonably acceptable to a Majority of the Warrant Holders. The determination of the adjustment made by the Accounting Firm shall be strictly in accordance with the terms of this Agreement and shall be binding upon the Holders and the Company. The Accounting Firm shall be instructed to notify the Company and such Majority of the Warrant Holders of its determination regarding the adjustment within fifteen
         (15) Business Days of such referral.

              (iii) Whenever this Agreement provides for the reasonable approval or acceptance of a Majority of the Warrant Holders of any action or determination, such approval or acceptance shall be deemed to be given if a Majority of the Warrant Holders do not reasonably object to such action or determination by written notice to the Company within ten
         (10) Business Days of the date on which notice thereof is first given to the Holders. No objection shall be deemed reasonable if the reasons for such objection are not set forth in reasonable detail in the notice of objection given to the Company as aforesaid.

          (g) Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants or the Exercise Price is adjusted, the Company shall promptly file, in the custody of its Secretary or an Assistant Secretary at its principal office and with the Warrant Agent, an officer's certificate setting forth the number of shares of Common Stock purchasable upon the exercise of the Warrants, the Exercise Price after such adjustment, a statement, in reasonable detail, of the facts requiring such adjustment and the computation by which such adjustment was made. Each such officer's certificate shall be made available during regular business hours for inspection by the Holders at the office of the Warrant Agent.

          (h) No Change of Warrant Necessary. Irrespective of any adjustment in the Exercise Price or in the number or kind of shares issuable upon exercise of the Warrants, the Warrant Certificates may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates as initially issued.

          (i) Subsequent Adjustments. The adjustment provisions of this Section 11 shall be applied successively and from time to time as the circumstances requiring such adjustments shall occur. If as a result of an adjustment made pursuant to this Section 11 (except as otherwise specifically provided herein) the Holder of any Warrants thereafter surrendered for conversion shall be entitled to receive any securities other than shares of Common Stock, the number and kind of the securities issuable upon exercise of the Warrants and the Exercise Price therefor shall be subject to adjustment, from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 11.

          SECTION 12. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If any fraction of a share of Common Stock would be issuable upon the exercise of the Warrants (or any specified portion thereof), the Company shall pay an amount in cash equal to the product of (x) such fraction and (y) the Daily Market Price of the Common Stock on the trading day prior to the date the Warrant is exercised.

          SECTION 13. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent as its agent to issue the Warrant Certificates, as set forth herein, subject to resignation or replacement of the Warrant Agent as provided herein. The Warrant Agent agrees to accept such appointment, subject to the terms and conditions as set forth herein and to issue, transfer and exchange the Warrant Certificates pursuant to the terms provided for herein and to notify the Company to issue or cause to be issued the certificates or other evidence of ownership representing the appropriate number of shares of Common Stock (or other consideration) upon exercise of the Warrants.

          SECTION 14. Duties of the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not by issuing and delivering Warrant Certificates, or by any other act hereunder, be deemed to make any representations (i) as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant, or (ii) whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

          Without prejudice to any liability of any other party hereof, the Warrant Agent shall not at any time be under any duty or responsibility to any Holder of Warrant Certificates to make or cause to be made any adjustment of the Warrant Price provided in this Agreement, or to determine whether any fact exists that may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

          Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Company's Chairman or Vice Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). Without prejudice to any liability of any other party hereof, the Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

          The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder and further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

          The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving thirty days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. The Company shall have complete discretion in the naming of a new warrant agent, who may be an affiliate, subsidiary or department of the Company, or any person used by the Company as transfer agent for the Common Stock. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.

          The Company may, upon notice to the Holders, remove and replace the Warrant Agent if the Warrant Agent is the transfer agent for the Company's Common Stock and the Warrant Agent ceases to be the transfer agent for the Company's Common Stock for any reason.

          After acceptance in writing of an appointment by a new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed. Any former warrant agent hereby agrees to cooperate with and deliver all records and Warrant Certificates to the new warrant agent at the direction of the new agent and the Company.

          Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to each Holder.

          The Warrant Agent shall perform its duties with all due care and attention. If for any period no person is acting as Warrant Agent, then the Company shall discharge the obligations that would otherwise fall to be discharged by the Warrant Agent during such period.

          Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

          SECTION 15. Notices. Any notice or demand authorized by this Agreement to be given or made to or on the Company or the Warrant Agent shall be sufficiently given or made when and if delivered by a recognized international courier service or hand delivery, or by telecopier with copy sent by first class or registered mail, postage prepaid, to the applicable address set forth below (until the Holders are otherwise notified in accordance with this Section by the Company):

            If to the Company, then to:

                  Vishay Intertechnology, Inc.
                  63 Lincoln Highway
                  Malvern, PA 19355
                  Attn.: Chief Financial Officer
                  Telecopier No.:   (610) 889-2161
                  Confirm No.:  (610) 644-1300

            If to the Warrant Agent, then to:

                  American Stock Transfer & Trust Co.,
                  59 Maiden Lane
                  New York, NY 10038
                  Attn.: Exchange Department
                  Telecopier No. 718-234-5001
                  Confirm No. 718-921-8200

          Any notice pursuant to this Agreement to be given to any Holder of any Warrant Certificate shall be sufficiently given when and if delivered to such Holder at the address appearing on the Warrant Register of the Company (until the Company and the Warrant Agent are otherwise notified in accordance with this Section by such Holder). Any such notice shall be delivered by overnight or hand delivery, by telecopier with copy sent by first class mail, postage prepaid, or by first class or registered mail, postage prepaid.

          SECTION 16. Supplements and Amendments. The Company and the Warrant Agent may from time to time amend or supplement this Agreement in good faith without the approval of any Holders only in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein. Any other amendment or supplement to this Agreement shall require the written consent of a Majority of the Warrant Holders.

          SECTION 17. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of its successors and assigns hereunder; provided, however, that any assignment by the Company shall not relieve the Company of any of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and registered assigns of the Initial Holder and all subsequent Holders of Warrants.

          SECTION 18. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

          SECTION 19. No Third Party Beneficiaries. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders of the Warrants or holders of Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants and the holders of Warrant Shares.

          SECTION 20. Notification of Delisting. Prior to the occurrence of a Delisting Event, the Company will, at least ten (10) Business Days before the occurrence thereof, notify each Holder of such event. Any notice will be in writing and shall specify the date of such Delisting Event. For these purposes "Delisting Event" means the common stock of the Company being delisted from the principal United States national or regional securities exchange or national quotation system on which the shares of common stock are then listed or traded.

          SECTION 21. Headings. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meanings or interpretation of this Agreement.

          SECTION 22. Counterparts. This Agreement may be executed in counterparts and all such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows.]

[Signature Page of Warrant Agreement]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                          VISHAY INTERTECHNOLOGY, INC.


                                          By: __________________________________
                                              Name:
                                              Title:


                                          AMERICAN STOCK TRANSFER & TRUST CO.


                                          By: __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                      [Form of Class A Warrant Certificate]

                                     [Face]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION. ***

EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON__________.

No. ____                                              _______ Warrants


Class A Warrant Certificate
Vishay Intertechnology, Inc.


            This Warrant Certificate certifies that _______________, or registered assigns, is the registered holder (the "Holder") of ___________ Class A Warrants expiring ____________ (the "Warrants" or "Class A Warrants") to purchase Common Stock, $0.10 par value per share (the "Common Stock"), of Vishay Intertechnology, Inc., a Delaware corporation (the "Company"). Each Class A Warrant entitles the Holder upon exercise to receive from the Company, on or before 5:00 p.m. New York City Time on ______________ (the "Expiration Date"), one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $20.00 per share (subject to adjustment as provided herein), payable in lawful money of the United States of America upon surrender of this Warrant Certificate at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement, as defined below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Warrant Agreement.

            This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated December 13, 2002 by and between the Company and American Stock Transfer & Trust Co. (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to

------------------------
*** This legend may be removed if the Warrants represented by this certificate have been resold pursuant to an effective registration under the Securities Act.

for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holder" or "Holders" meaning the registered holder or registered holders of the Warrants). A copy of the Warrant Agreement may be obtained by the Holder from the Company at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 by a written request from the Holder hereof and may be inspected by the Holder or his agent at the principal office of the Warrant Agent.

            This Class A Warrant shall be exercisable at any time during the period from and after (i) in the case of any Holder other than the Initial Holder of this Class A Warrant or an Affiliate of such Initial Holder, the Issue Date and (ii) in the case of the Initial Holder of this Class A Warrant or an Affiliate of such Initial Holder, the first anniversary of the Issue Date until the Expiration Date.

            The number of Warrant Shares issuable upon exercise of the Warrants and the Exercise Price are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            No Warrant may be exercised after 5:00 p.m., New York City time on the Expiration Date, and to the extent not exercised by such time, such Warrants shall become void.

            The Holder of Class A Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Class A Warrants evidenced hereby the number of Class A Warrants exercised shall be less than the total number of Class A Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Class A Warrants not exercised.

            The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of each Warrant set forth on the face hereof and the Exercise Price thereof shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Class A Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            Warrant Certificates, when surrendered at the office of the Company by the registered Holder thereof in person or by its legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Class A Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Class A Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company may deem and treat the registered Holder(s) of this Warrant Certificate as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Class A Warrants nor this Warrant Certificate entitles any Holder hereof to any rights of a stockholder of the Company.

            IN WITNESS WHEREOF, Vishay Intertechnology, Inc. has caused this Class A Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or implied hereon.

Dated: _______, 2002



                                                By:_______________________




                                                By:________________________




                                            AMERICAN STOCK TRANSFER & TRUST CO.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                 ASSIGNMENT FORM


            If you, the Holder, want to assign this Class A Warrant, fill in the form below:

I or we assign and transfer this Class A Warrant to:


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _________________________________________ agent to transfer this Class A Warrant on the books of the Company. The agent may substitute another to act for him.


Date:___________________________   Signed: ___________________________________
                                   (Signed exactly as your name appears on the other side of this Warrant)


            In connection with any transfer of this Class A Warrant occurring prior to the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Class A Warrant (which effectiveness shall not have been suspended or terminated at the date of transfer) at all times when such securities are deemed to be "restricted securities" within the meaning of the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Class A Warrant is being transferred:

[Check One]


(1)   [ ]  to the Company or a subsidiary thereof; or

(2)   [ ]  pursuant to and in compliance with Rule 144A under the Securities
           Act; or

(3)   [ ]  to an institutional "accredited investor" (as defined in Rule
           501(a)(1),(2), (3) or (7) under the Securities Act); or

(4)   [ ]  outside the United States to a person who is not a "US person," in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)   [ ]  pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)   [ ]  pursuant to another available exemption from the registration requirements of the Securities Act.


Unless one of the boxes is checked, the Company shall not be obligated to register any of the Class A Warrants evidenced by this certificate in the name of any person other than the registered Holder thereof. If box (3), (4), (5) or
(6) is checked, the Company may require, upon the terms described in the Warrant Agreement, prior to registering any such transfer of the Warrant Certificate, such legal opinions, certifications and other information as the Company reasonably requests to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:______________________________    Signed:_________________________________
                                       (Sign exactly as your name appears on
                                       the other side of this Warrant
                                       Certificate)

                            ELECTION TO PURCHASE FORM

      If you, the Holder, want to exercise the Class A Warrants represented by this Certificate, fill in the form below.

I or we, the registered owner of the Class A Warrants represented by this Certificate irrevocably exercise ________________________________ Class A Warrants for the purchase of _________________________________ shares or other securities or property of Common Stock of Vishay Intertechnology, Inc., at the price and on the terms and conditions specified in the Class A Warrants and request that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable or transferable upon such exercise) be issued in the name of and delivered to:


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                  (Print or type name, address and zip code and
                   social security or tax ID number of owner)


and, if such Class A Warrants shall not constitute all of the Class A Warrants represented by this Certificate, that a new Class A Warrant Certificate of like tenor and date for the balance of the Class A Warrants represented hereby be delivered to the undersigned.

      Number of Class A Warrants represented by this Certificate      ________
      Number of Class A Warrants being exercised                      ________
      Balance                                                         ________


Date:____________________________    Signed:________________________________
                                     (Signed exactly as your name appears on this Warrant)



Note: Each certificate represents a certain number of Warrants. Each Warrant is exercisable for one share, subject to adjustment (which may result in exercisability for other securities on property).

                                    EXHIBIT B

[Form of Class B Warrant Certificate]

[Face]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION. ***

EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON _________.

No. ____                                               _______ Class B Warrants


Class B Warrant Certificate
Vishay Intertechnology, Inc.


            This Warrant Certificate certifies that _______________, or registered assigns, is the registered holder (the "Holder") of ___________ Class B Warrants expiring ____________ (the "Warrants" or "Class B Warrants") to purchase Common Stock, $0.10 par value per share (the "Common Stock"), of Vishay Intertechnology, Inc., a Delaware corporation (the "Company"). Each Class B Warrant entitles the Holder upon exercise to receive from the Company, on or before 5:00 p.m. New York City Time on ______________ (the "Expiration Date"), one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $30.30 per share (subject to adjustment as provided herein), payable in lawful money of the United States of America upon surrender of this Warrant Certificate at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement, as defined below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Warrant Agreement.

            This Warrant Certificate and each Class B Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated 13 December, 2002 by and between the Company and American Stock Transfer & Trust Co. (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to


------------------------

*** This legend may be removed if the Warrants represented by this certificate have been resold pursuant to an effective registration under the Securities Act.

for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holder" or "Holders" meaning the registered holder or registered holders of the Warrants). A copy of the Warrant Agreement may be obtained by the Holder from the Company at 63 Lincoln Highway, Malvern, Pennsylvania, 19355-2120 by a written request from the Holder hereof and may be inspected by the Holder or his agent at the principal office of the Warrant Agent.

            This Class B Warrant shall be exercisable at any time during the period from and after (i) in the case of any Holder other than the Initial Holder of this Class B Warrant or an Affiliate of such Initial Holder, the Issue Date and (ii) in the case of the Initial Holder of this Class B Warrant or an Affiliate of such Initial Holder, the first anniversary of the Issue Date until the Expiration Date.

            The number of Warrant Shares issuable upon exercise of the Warrants and the Exercise Price are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            No Class B Warrant may be exercised after 5:00 p.m., New York City time on the Expiration Date, and to the extent not exercised by such time, such Class B Warrants shall become void.

            The Holder of Class B Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Class B Warrants evidenced hereby the number of Class B Warrants exercised shall be less than the total number of Class B Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Class B Warrants not exercised.

            The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of each Class B Warrant set forth on the face hereof and the Exercise Price thereof shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Class B Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            Warrant Certificates, when surrendered at the office of the Company by the registered Holder thereof in person or by its legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Class B Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Class B Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant

Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company may deem and treat the registered Holder(s) of this Warrant Certificate as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Class B Warrants nor this Warrant Certificate entitles any Holder hereof to any rights of a stockholder of the Company.

            IN WITNESS WHEREOF, Vishay Intertechnology, Inc. has caused this Class B Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or implied hereon.

Dated: _______, 2002



                                      By:___________________________



                                      By:___________________________



                                      AMERICAN STOCK TRANSFER & TRUST CO.



                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:

                                 ASSIGNMENT FORM


            If you, the Holder, want to assign this Class B Warrant, fill in the form below:

I or we assign and transfer this Class B Warrant to:


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _________________________________________ agent to transfer this Class B Warrant on the books of the Company. The agent may substitute another to act for him.


Date:____________________________    Signed:_________________________________
                                     (Signed exactly as your name appears on
                                     the other side of this Warrant)


            In connection with any transfer of this Class B Warrant occurring prior to the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Class B Warrant (which effectiveness shall not have been suspended or terminated at the date of transfer) at all times when such securities are deemed to be "restricted securities" within the meaning of the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Class B Warrant is being transferred:

[Check One]


(1)   [ ]   to the Company or a subsidiary thereof; or

(2)   [ ]   pursuant to and in compliance with Rule 144A under the Securities
            Act; or

(3)   [ ]   to an institutional "accredited investor" (as defined in Rule
            501(a)(1),(2), (3) or (7) under the Securities Act); or

(4)   [ ]   outside the United States to a person who is not a "US person," in compliance with Rule 904 of Regulation S under the Securities Act;
            or

(5)   [ ]   pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)   [ ]   pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company shall not be obligated to register any of the Class B Warrants evidenced by this certificate in the name of any person other than the registered Holder thereof. If box (3), (4), (5) or
(6) is checked, the Company may require, upon the terms described in the Warrant Agreement, prior to registering any such transfer of the Warrant Certificate, such legal opinions, certifications and other information as the Company reasonably requests to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:___________________________    Signed:____________________________________
                                    (Sign exactly as your name appears on the other side of this Warrant Certificate)

                            ELECTION TO PURCHASE FORM

            If you, the Holder, want to exercise the Class B Warrants represented by this Certificate, fill in the form below.

      I or we, the registered owner of the Class B Warrants represented by this Certificate irrevocably exercise ________________________________ Class B Warrants for the purchase of _________________________________ shares or other securities or property of Common Stock of Vishay Intertechnology, Inc., at the price and on the terms and conditions specified in the Class B Warrants and request that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable or transferable upon such exercise) be issued in the name of and delivered to:


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                  (Print or type name, address and zip code and
                   social security or tax ID number of owner)


and, if such Class B Warrants shall not constitute all of the Class B Warrants represented by this Certificate, that a new Class B Warrant Certificate of like tenor and date for the balance of the Class A Warrantes represented hereby be delivered to the undersigned.

       Number of Class B Warrants represented by this Certificate      ________
       Number of Class B Warrants being exercised                      ________
       Balance                                                         ________

Date:_____________________________     Signed:__________________________________
                                       (Signed exactly as your name appears on
                                       this Warrant)


Note: Each certificate represents a certain number of Warrants. Each Warrant is exercisable for one share, subject to adjustment (which may result in exercisability for other securities on property).



                                       1